Exhibit 21.1

List of Subsidiaries

Supreme International, LLC, a Delaware limited liability company formerly known as Supreme International, Inc.

Jantzen, LLC, a Delaware limited liability company formerly known as Jantzen, Inc.

Perry Ellis Menswear, LLC, a Delaware limited liability company formerly known as Perry Ellis Menswear, Inc.

Perry Ellis Europe Limited, a private limited company incorporated in England and Wales

Salant Holding, LLC, a Delaware limited liability company formerly known as Salant Holding Corporation

PEI Licensing, Inc., a Delaware corporation

Jantzen Apparel, LLC, a Delaware limited liability company formerly known as Jantzen Apparel Corp.

Supreme Real Estate I, LLC, a Florida limited liability company

Supreme Real Estate II, LLC, a Florida limited liability company

Supreme Realty, LLC, a Florida limited liability company

Supreme Munsingwear Canada Inc., a Canada corporation

Supreme International Canada Co. Limited, a Canada corporation

Perry Ellis Shared Services Corporation, a Delaware corporation

Winnsboro DC, LLC, a Delaware limited liability company

Tampa DC, LLC, a Delaware limited liability company

Tampa DC Holdings, LLC, a Delaware limited liability company

Perry Ellis International Group Holdings Limited, a private company incorporated under the laws of Ireland

Perry Ellis International Europe Limited, a private company incorporated under the laws of Ireland

Perry Ellis International HK Limited, a private company incorporated under the laws of Hong Kong

Perry Ellis International Europe SARL, a private company incorporated under the laws of France

Perry Ellis Real Estate, LLC, a Delaware limited liability company formerly known as Perry Ellis Real Estate Corporation

Grand Team Holdings Limited, a private company incorporated under the laws of Hong Kong